     BURLINGTON
     NORTHERN
     RAILROAD

RESTATED CERTIFICATE
OF INCORPORATION

OF

BURLINGTON NORTHERN
RAILROAD COMPANY
As Amended July 20, 1987

                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                     BURLINGTON NORTHERN RAILROAD COMPANY

                      This Restated Certificate of Incorporation was duly adopted by the Board of Directors of Burlington Northern Railroad Company, a Delaware corporation, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, and only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The corporation was originally incorporated in the State of Delaware under the name "Great Northern Pacific & Burlington Lines, Inc." and its original Certificate of Incorporation was filed with the Secretary of State of Delaware on January 13, 1961.

                      FIRST: The name of the corporation is Burlington Northern Railroad Company.

                      SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company.

                      THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on by the corporation are as follows:

                      1. To engage in any and all branches of the business of transportation, whether by railroad, motor vehicle, pipe line, water, air, or any other means of conveyance whatsoever now in existence or hereafter invented or developed.

                      2. To acquire by purchase, merger, consolidation, lease, sublease, or otherwise, and pay for in cash or in stocks, bonds, or other securities of the corporation or otherwise, the whole or any part of the franchises, goodwill, rights, assets and property of any railroad or transportation company or any oil, gas, coal or other mineral company or any timber or other natural resource company or other person, firm, association, corporation, joint-stock company, syndicate, trust, body politic or other entity.

                      3. To purchase, invest in, lease, sublease or otherwise acquire and to own, mortgage, lease, sublease, sell or otherwise dispose of franchises, rights of way, easements, permits and other rights and privileges of every type, whether granted by the United States, any state, district or territory thereof, any municipality, any foreign country, any other body politic, or any subdivision or agency of any of the foregoing, or any person, firm, association, corporation, joint-stock company, syndicate, trust, or other entity, and to exercise, insofar as may be permitted by any general or special law of any state or body politic, the right of eminent domain.

                     4. To take, purchase, invest in, lease, sublease or otherwise acquire improved and unimproved real property (including without limitation property granted to it by any government or individual and property deemed suitable for, or for use in connection with, the production of oil, gas, coal or other minerals and timber or other natural resources), and any interest of any kind therein, and to own, improve, develop, manage, mortgage, lease, sublease, sell or otherwise dispose of any real property or interest therein now owned or hereafter acquired by the corporation, and to build, rebuild, alter, improve and remove any buildings or other structures on real property now or hereafter owned by the corporation, or in which the corporation holds or shall hereafter hold any interest, and to engage in any and all branches of the hotel, innkeeping and restaurant business.

                     5. To drill for, mine, produce, manufacture, refine, handle and dispose of oil, gas, coal and other minerals, to build, repair and maintain wells, mines, pipe lines, refineries, plants and other facilities in connection therewith, and generally to engage in the oil, gas, coal and other mineral business and all branches thereof.

                     6. To do a timberland and general lumber and wood products business in all of the branches thereof, to build, repair and maintain plants, mills and other facilities in connection therewith, and to manufacture, own, sell and otherwise dispose of all lumber, lumber products, pulp, paper, logs and timber of every description.

                     7. To purchase, invest in, lease, sublease or otherwise acquire water rights and water supplies and any interest of any kind therein, and to own, improve, develop, manage, mortgage, lease, sublease, sell or otherwise dispose of any water rights or water supplies now owned or hereafter acquired by the corporation, and to build, rebuild, alter, improve and remove any pipe lines, reservoirs, dams, ditches and appurtenances useful or necessary in connection with the ownership, improvement, development or management of such water rights and water supplies.

                     8. To engage in the elevator business, the warehouse business and in any service business of any kind or character whatsoever which may lawfully be performed by a Delaware corporation.

                     9. To manufacture, purchase, invest in, lease, sublease or otherwise acquire and to own, mortgage, lease, sublease, sell or otherwise dispose of, and to trade, deal in and deal with, goods, wares and merchandise and personal property of every class and description.

                     10. To purchase, subscribe for, 1ease, sublease or otherwise acquire and to own, hold for investment, mortgage, pledge, lease, sublease or otherwise dispose of the stocks, bonds, debentures, notes, bank acceptances and other evidences of indebtedness or other securities of any person, firm, association, corporation, joint-stock company, syndicate, trust, government or body politic, and to loan and advance money upon mortgages on real property and pledges of personal property or upon either of them, whether the objective of any of the foregoing be current income or gain in capital or principal or acquisition of interests useful in the business of the corporation.

                     11. To promote, finance, aid or assist, financially or otherwise, in any manner, whether by loan, subsidy, guaranty or otherwise, those issuing or having power to issue, creating or responsible for any securities referred to in the foregoing paragraph 10, or those in whose business or affairs the corporation shall have an interest, and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation or the payment of dividends on stock.

                     12. To enter into, make and perform contracts of every kind and description, with any person, firm, association, corporation, joint-stock company, syndicate, trust, body politic or any other entity.

                     13. To borrow money and from time to time to make, accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange, or other evidences of indebtedness of the corporation for moneys borrowed or in payment for property acquired, or for any of the other objects or purposes of the corporation or its business, and to secure the payment of any such evidences of indebtedness by mortgage, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of or agreement with regard to, all or any part of the property, real or personal, or rights or privileges of the corporation wherever situated, whether now owned or hereafter to be acquired, or to make, accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange, or other evidences of indebtedness without any such security, and to sell, pledge or otherwise dispose of any or all such bonds, debentures, promissory notes, bills of exchange, or other evidences of indebtedness.

                     14. To purchase, invest in, lease, sublease or otherwise acquire and to own, grant licenses in respect of, mortgage, lease, sublease, sell or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the corporation.

                     15. To purchase, lease, sublease or otherwise acquire and to own, mortgage, pledge, lease, sublease, sell or otherwise dispose of, and deal in and with, shares of its own capital stock and its bonds, debentures, other evidences of indebtedness and other securities to the extent permitted by the laws of the State of Delaware.

                     16. To have one or more offices, and to carry on all or any of its operations and business in any of the states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to applicable law.

                     17. To engage in any other lawful business for the transaction of which corporations may be organized under the General Corporation Law of the State of Delaware and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as any natural person might or could do, and to exercise any of the aforesaid powers, directly or through one or more subsidiaries, domestic or foreign, by itself or in collaboration with others.

                     Notwithstanding any other provision contained herein, the corporation shall not be authorized to construct, maintain or operate public utilities within the State of Delaware.

                     The provisions of this Article Third shall be construed both as purposes and powers and each as an independent purpose and power. The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers therein specified shall be in nowise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation.

                    FOURTH: The total number of all classes of stock which the corporation shall have authority to issue is 1,000 shares which shall be Common Stock without par value.

                    1. At all times each holder of Common Stock of the corporation shall be entitled to one vote for each share of such Stock standing in the name of such holder on the books of the corporation.

                    2. No holder of the Common Stock as such shall have any pre-emptive right to subscribe to stock, obligations, warrants, right to subscribe to stock or other securities of the corporation of any class, whether now or hereafter authorized.

                    FIFTH: The minimum amount of capital with which the corporation will commence business is one thousand dollars ($l,000.00).

                    SIXTH:  The  corporation  is  to  have  perpetual existence.

                    SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                    EIGHTH:   The  number  of  directors  of  the  corporation
shall be as from time to time fixed by, or in the manner provided in, its By-Laws and may be increased or decreased as therein provided, but the number thereof shall not be less than three.

                    NINTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

                    1. To make, amend or repeal the By-Laws of the corporation subject to the power of the stockholders of the corporation having voting power to amend or repeal By-Laws made or amended by the Board of Directors.

                    2. To remove at any time any officer elected or appointed by the Board of Directors by such vote of the Board of Directors as may be provided for in the By-Laws. Any other officer of the corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by a vote of the Board of Directors.

                     3. To establish bonus, profit sharing, stock option, stock purchase, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the terms of such plans and to determine, or prescribe the method for determining, the persons to participate in any such plans and the amount of their respective participations.

                     4. From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

                     5. To authorize, and to cause to be executed mortages, pledges, liens and charges upon the real and personal property of the corporation and to issue obligations secured thereby.

                     Both stockholders and directors shall have power to hold their meetings, and the corporation may have one or more offices, within or without the State of Delaware, and the books of the corporation may, subject to the laws of the State of Delaware, be kept outside of such State at such places as may be from time to time determined by the Board of Directors.

                     TENTH: No contract or other transaction between the corporation and any other corporation and no other act of the corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors; and any director of the corporation who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director, officer or employee of such subsidiary or affiliated corporation.

                   ELEVENTH:

                   1. To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its stockholders for-monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Section of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                   2. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 2, or otherwise.

                    3. If a claim under Section 2 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

                    4. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the

Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    5. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

                    6. Any person who is or was serving as a director or officer of a wholly owned subsidiary of the corporation shall be deemed, for purposes of this Article only, to be a director or officer of the corporation entitled to indemnification under this Article.

                    7. The corporation may, by action of its Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                    TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders therein are granted subject to this reservation.

                                                                       EXHIBIT B

                                   BY-LAWS OF

                      BURLINGTON NORTHERN RAILROAD COMPANY

                            (Amended July 17, 1991)

                                    BY-LAWS

                                       OF

                      BURLINGTON NORTHERN RAILROAD COMPANY

                            (Amended July 17, 1991)

                               TABLE OF CONTENTS
                               -----------------


                       OFFICES                                     PAGE
                       -------                                     ----

ARTICLE I.

 Section 1      -    Registered Office and Agent ................   1
 Section 2      -    Other Offices ..............................   1

ARTICLE II.          MEETINGS OF STOCKHOLDERS                       1

 Section 1      -    Annual Meetings ............................   1
 Section 2      -    Special Meetings ...........................   1
 Section 3      -    Place of Meetings ..........................   2
 Section 4      -    Notice of Meetings .........................   2
 Section 5      -    Quorum .....................................   2
 Section 6      -    Organization ...............................   3
 Section 7      -    Voting .....................................   3
 Section 8      -    Inspectors .................................   3
 Section 9      -    List of Stockholders .......................   3

ARTICLE III.         BOARD OF DIRECTORS                             4

 Section 1      -    Number, Qualification and Term of
                       Office ...................................   4
 Section 2      -    Vacancies ..................................   4
 Section 3      -    Resignations ...............................   4
 Section 4      -    Removals ...................................   4
 Section 5      -    Place of Meetings; Books & Records .........   5
 Section 6      -    Annual Meeting of the Board ................   5
 Section 7      -    Regular Meetings ...........................   5
 Section 8      -    Special Meetings ...........................   5
 Section 9      -    Quorum and Manner of Acting ................   5
 Section 10     -    Organization ...............................   6
 Section 11     -    Consent of Directors in Lieu of
                       Meeting ..................................   6
 Section 12     -    Telephonic Meetings ........................   6
 Section 13     -    Compensation ...............................   6

ARTICLE IV.          COMMITTEES OF THE BOARD OF DIRECTORS                6

 Section 1      -    Executive Committee .............................   6
 Section 2      -    Alternates ......................................   7
 Section 3      -    Other Committees ................................   7

ARTICLE V.           OFFICERS                                            8

 Section 1      -    Elected Officers ................................   8
 Section 2      -    Appointed Officers ..............................   8
 Section 3      -    Resignations ....................................   8
 Section 4      -    Removals ........................................   8
 Section 5      -    Vacancies .......................................   8
 Section 6      -    Compensation of Officers ........................   9
 Section 7      -    Chairman of the Board ...........................   9
 Section 8      -    President .......................................   9
 Section 9      -    Vice President, Law .............................   9
 Section 10     -    Secretary .......................................   9
 Section 11     -    Treasurer .......................................   10
 Section 12     -    Absence or Disability of Officers ...............   10

ARTICLE VI.          STOCK CERTIFICATES AND TRANSFER THEREOF             10

 Section 1      -    Stock Certificates ..............................   10
 Section 2      -    Designation of Preferences ......................   11
 Section 3      -    Transfer of Stock ...............................   11
 Section 4      -    Transfer Agent and Registrar ....................   11
 Section 5      -    Additional Regulations ..........................   11
 Section 6      -    Lost, Destroyed or Mutilated Certificates .......   11
 Section 7      -    Record Date .....................................   12

ARTICLE VII.         DIVIDENDS, SURPLUS, ETC.                            12

ARTICLE VIII.        SEAL                                                12

ARTICLE IX.          FISCAL YEAR                                         13

ARTICLE X.           NOTICES                                             13

ARTICLE XI.          CHECKS, DRAFTS, BANK ACCOUNTS, ETC.                 13

 Section 1      -    Checks, Drafts, Etc.; Loans .....................   13
 Section        -    Deposits ........................................   13

ARTICLE XII.         AMENDMENTS                                          14

                                   BY-LAWS

                                      OF

                      BURLINGTON NORTHERN RAILROAD COMPANY

                            (AMENDED JULY 17, 1991)

                                  ARTICLE I.

                                   OFFICES.

                  Section 1. -- Registered Office and Agent.

              The registered office of the Corporation is located at 100 West 10th Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

                         Section 2. -- Other Offices.

              The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.

                          MEETINGS OF STOCKHOLDERS.

                        Section. 1. -- Annual Meetings.

              A meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at ten o'clock a.m. on the second Thursday of May, or at such other time on such other day as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

                       Section 2. -- Special Meetings.

              Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board, and shall be called by the Secretary at the request of the holders of not less than one-third of all issued and outstanding shares of the Corporation entitled to vote at the meeting.

                        Section 3. -- Place of Meetings.

          The annual meeting of the stockholders of the Corporation shall be held at the general offices of the Corporation in the City of Fort Worth, State of Texas, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting. Amended 2/15/90, effective 2/15/90.

                      Section 4. -- Notice of Meetings.

          Except as otherwise provided by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice will be given when deposited in the United States mail, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the Corporation. Each such notice shall state the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                             Section 5. -- Quorum.

          At any meeting of the stockholders, the holders of record of a majority of the total number of outstanding shares of stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes, provided that at any meeting at which the holders of any series or class of stock shall be entitled, voting as a class, to elect Directors, the holders of record of a majority of the total number of outstanding shares of such series or class, present in person or represented by proxy, shall constitute a quorum for the purpose of such election.

          If a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting shall be sufficient for the transaction of any business, unless otherwise provided by statute or the Restated Certificate of Incorporation.

          In the absence of a quorum at any meeting, the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

                         Section 6. -- Organization.

            At each meeting of the stockholders, the Chairman of the Board, or in his absence such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as Chairman of the meeting.

            The Secretary, or in his absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

                            Section 7. -- Voting.

            At each meeting of the stockholders, each holder of shares of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the corporation on the record date fixed as provided in these By-Laws for determining the stockholders entitled to vote at such meeting or, if nor record date be fixed, at the close of business on the day next preceding the day on which notice of the meeting is given. Shares of its own capital stock belonging to the Corporation, or to another Corporation if a majority of the shares entitled to vote the election of Directors of such other Corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.

            At each election of Directors the voting shall be by ballot, and the persons having the greatest number of votes shall be deemed and declared elected. Except as otherwise required by statute, the Restated Certificate of Incorporation or these By-Laws, all matters shall be decided by a majority of the votes cast, a quorum being present.

                          Section 8. -- Inspectors.

            Prior to each meeting of stockholders, the Board of Directors shall appoint two Inspectors who are not Directors, candidates for Directors or officers of the Corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board of Directors to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies.

            Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

                     Section 9. -- List of stockholders.

            The Secretary or other officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section, or the books of the Corporation, or to vote in person or by proxy at any such meeting.

                                 ARTICLE III.

                             BOARD OF DIRECTORS.

            Section 1. -- Number, Qualification and Term of Office.

           The business, property and affairs of the Corporation shall be managed by a Board consisting of not less than three nor more than seven Directors. The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board. At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year. Each person elected as a Director shall forthwith be notified of his election by the Secretary. Each Director shall serve until his successor is elected and shall qualify. Amended 1/24/83, effective 2/1/83. Amended 2/15/90, effective 2/15/90.

                           Section 2. -- Vacancies.

           Vacancies in the Board of Directors and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majoritv of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.

                         Section 3. -- Resignations.

           Any Director may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

                           Section 4. -- Removals.

           Any director may be removed, with cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the Corporation entitled to vote for the election of Directors, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting.

              Section 5. -- Place of Meetings; Books and Records.

         The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine, unless otherwise provided the Restated Certificate of Incorporation or in these By-Laws.

         The Board of Directors, subject to the provisions of the laws of Delaware, may authorize the books and records of the Corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the Corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board of Directors.

                   Section 6. -- Annual Meeting of the Board.

         The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held at the same place as and immediately after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the newly elected Directors.

                       Section 7. -- Regular Meetings.

           The Board of Directors shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

                       Section 8. -- Special Meetings.

           Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or sent to him by telephone, telegraph, cable or wireless, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                   Section 9. -- Quorum and Manner of Acting.

         Except as otherwise provided by the laws of Delaware, the Restated Certificate of Incorporation, or these By-Laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

                         Section 10. -- Organization.

            At every meeting of the Board of Directors, the Chairman of the Board, or in his absence, the President and/or, if both of the said officers are absent, a Chairman chosen by a majority of the Directors present shall act as Chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

           Section 11. -- Consent of Directors in Lieu of Meeting.

            Unless otherwise restricted by the Restated Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                     Section 12. -- Telephonic Meetings.

             Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                         Section 13. -- Compensation.

            Each Director, who is not a full-time salaried officer of the Corporation or its parent, or a subsidiary or affiliated corporation, when authorized by resolution of the Board of Directors may receive as a Director a stated salary or an annual retainer and in addition may be allowed a fixed fee and his reasonable expenses for attendance at each regular or special meeting of the Board or any Committee thereof. No fuII-time salaried officer of the Corporation shall receive compensation for serving as a Director of any of the Corporation's wholly-owned subsidiaries. Amended 2/15/90, effective 2/15/90.

                                 ARTICLE IV.

                    COMMITTEES OF THE BOARD OF DIRECTORS.

                      Section 1. -- Executive Committee.

            The Board of Directors may, in its discretion, designate annuaIly an Executive Committee consisting of not less than three Directors as it may from time to time determine. The Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but the Committee shall have no power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amend the By-Laws of the Corporation, eject officers or fill vacancies on the Board of Directors or any Committee of the Board, declare a dividend, authorize the issuance of stock, or such other powers as the Board may from time to time eliminate.

           At each meeting of the Committee, the presence of a majority of the members of the Committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present, the concurrence of a majority of those present shall be necessary for the taking of any action.

           The Committee shall elect a Chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all actions of the committee shall be reported to the Board of Directors at the next meeting of the Board. Amended 1/24/83, effective 2/1/83.

                            Section 2.-- Alternates.

           Alternate members of any committee may be designated by the Board of Directors from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any Committee meeting from among the regular members thereof and designated alternates, the member or members of such Committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

           Alternate members of a Committee shall receive reimbursement for expenses and compensation at the same rate as a regular member of such Committee.

                        Section 3. -- Other Committees.

           The Board of Directors may elect such other Committees, each to consist of two or more Directors, as it may from time to time determine, and each such Committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE V.

                                  OFFICERS.

                         Section 1.-- Elected Officers.

            The officers of the Corporation shall be a Chairman of the Board, a Vice President and Chief Financial Officer, a Vice President, Law, a Secretary, a Treasurer, and such other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. Any officer may hold such additional title descriptions or qualifiers such as "Chief Executive Officer", "Chief Operating Officer", "Senior
Vice President", "Executive Vice President" or "Assistant Secretary" or such other title as the Board of Directors shall determine. In addition, at the discretion of the Board of Directors, a President may be, but need not be, elected. Amended 6/1/83, effective 6/1/83. Amended 2/15/90, effective
2/15/90. Amended 7/17/91, effective 7/17/91.

                        Section 2.-- Appointed Officers.

            In addition to the elected officers of the Corporation, the Corporation shall have such other Vice Presidents and officers as may be appointed by the Chairman of the Board. Any number of offices may be held by the same person. The exact title held by each appointed officer or Vice President may contain such modifiers, such as "senior", "executive" or "assistant", and/or titles, such as "chief executive officer", "chief operating officer", "chief financial officer", "chief accounting officer" or "comptroller", as the Chairman, in his discretion, may bestow. In addition, at the discretion of the Chairman, a President may, but need not be, appointed by the Chairman. Each appointed officer, unless removed in the manner hereinafter provided, shall hold office until his successor shall have been duly appointed and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided. Amended 2/25/90, effective 2/15/90. Amended 7/17/91, effective 7/17/91.

                           Section 3.-- Resignations.

            Any officer may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

                            Section 4. -- Removals.

            Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors at a regular or special meeting of the Board. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee.

                            Section 5.-- Vacancies.

            Any vacancy occurring in any office of the Corporation by reason of death, retirement, resignation, removal, or otherwise shall be filled for the unexpired portion of the term in the same manner as prescribed in these By-Laws for regular election or appointment to such office.

                    Section 6. -- Compensation of Officers.

            The compensation of all officers elected by the Board of Directors and of all other officers whose compensation is prescribed by the Board of Directors shall be fixed from time to time by the Board of Directors, by any committee thereof upon whom such power may be conferred by the Board of Directors, or by the Chairman when so authorized by the Board of Directors. Amended 1/24/83, effective 2/1/83. Amended 2/15/90, effective 2/15/90.

                       Section 7. -- Chairman of the Board.

            The Chairman of the Board shall have general authority over the property, business and affairs of the Corporation and over all other officers, agents and employees of the Corporation, subject to the control and direction of the Board of Directors including the power to sign and acknowledge in the name and on behalf of the Corporation, all stock certificates, contracts or other documents and instruments, except when the signing thereof shall have been expressly delegated to some other officer or agent, or required by law to be otherwise signed or executed, and unless otherwise provided by law or by the Board, may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; and he shall preside at all meetings of the Board and have authority to call special meetings of the Board or committees of the Board. He shall have power to appoint Vice Presidents and other officers not elected by the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. He shall have power to delegate to other officers of the Corporation, through written delegations or otherwise, such authority to transact the business affairs of the Corporation. Adopted 1/24/83, effective 2/1/83. Amended 2/15/90, effective 2/15/90.

                            Section 8.-- President.

            When a President is elected or appointed, he or she shall, during the absence or disability of the Chairman of the Board, perform the powers and duties of that office and shall have other duties as may be assigned to him or her by the Board of Directors or by the Chairman of the Board. Adopted 1/24/83, effective 2/1/83. Amended 2/15/90, effective 2/15/90. Amended 7/17/91, effective 7/17/91.

                        Section 9. -- Vice President, Law.

            The Vice President, Law shall be the chief legal advisor of the Corporation and shall have charge of the management and direction of the legal affairs and litigation of the Corporation. In addition, such officer shall be responsible for all government relations and legislative activities of the Corporation. Amended 6/1/83, effective 6/1/83. Amended 2/15/90, effective 2/15/90. Amended 7/17/91, effective 7/17/91.

                            Section 10.-- Secretary.

            The Secretary shall attend and keep minutes of meetings of the stockholders and Directors, and of all committees of the Board of Directors, in books of the

Corporation provided for that purpose; shall have custody of the corporate records of the Corporation; shall see that notices are given and records and reports properly kept and filed by the Corporation, as required bv the By-Laws or as required by law; shall be the custodian of the corporate seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and in general, shall have such other powers and perform such other duties as are incident to the office of Secretany and as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                            Section 11. -- Treasurer.

             The Treasurer shall have responsibilitv for the custody and safekeeping of all funds of the Corporation and shall have charge of their collection, receipt and disbursement; shall receive and have authority to sign receipts for all monies paid to the Corporation and shall deposit the same in the name and to the credit of the Corporation in such banks or depositories as the Board of Directors shall approve; shall endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to the Corporation; shall disburse the funds of the Corporation only in such manner as provided in the By-Laws or as the Board of Directors may require; shall sign or countersign all notes, endorsements, guarantees and acceptances made on behalf of the Corporation when and as directed by the Board of Directors; shall keep full and accurate accounts of the transactions in his office in books belonging to the Corporation and render to the Board of Directors whenever it may require an account of his transactions as Treasurer; shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may require; shall have the responsibility for the custody and safekeeping of all securities of the Corporation; and in general, shall have such other power and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors, or be delegated to him by the Chairman of the Board or by the President or by their designees. Amended 2/15/90, Effective 2/15/90.

              Section 12. -- Absence or Disability of Officers.

             In the absence or disability of the Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled. The Board of Directors may also delegate this power to a committee or to a senior corporate officer. Amended 1/24/83, Effective 2/1/83.

                                 ARTICLE VI.

                   STOCK CERTIFICATES AND TRANSFER THEREOF.


                      Section 1. -- Stock Certificates.

             Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares, and the class and series thereof, owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                   Section 2. -- Designation of Preferences.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, except that in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

                        Section 3. - Transfer of Stock.

         Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

                   Section 4.-- Transfer Agent and Registrar.

         The Corporation may, if and whenever the Board of Directors shall so determine, maintain in such place or places as the Board shall so determine, one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board where the shares of the Capital stock of the Corporation of any class or classes shall be transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock of any class or classes shall be registered. Amended 1/24/83, effective 2/1/83.

                     Section 5. -- Additional Regulations.

         The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

            Section 6.-- Lost, Destroyed or Mutilated Certificates.

         The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate to be issued to him in case of mutilation of the certificate upon surrender of the mutilated certificate, or in case of loss, theft or destruction of the certificate upon satisfactory proof of such loss or destruction, and in any case, if the Board of Directors shall so determine, upon the delivery of a bond in such form and sum, and with such surety or sureties, as the Board of Directors may direct, to indemnify the Corporation and its agent against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                            Section 7 - Record Date.

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                  ARTICLE VII.

                            DIVIDENDS, SURPLUS, ETC.

         Except as otherwise provided by statute or the Restated Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared or its preceding fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation. The Board of Directors may use and apply any of such surplus or net profits in purchasing or acquiring any of the bonds, debentures, notes, scrip, other securities or evidences of indebtedness of the Corporation or of any of its controlled or subsidiary corporations, or may set apart from any of the funds of the Corporation available for dividends such sum or sums as it, in its absolute discretion, may think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                 ARTICLE VIII.

                                     SEAL.

         The Board of Directors shall adopt a suitable corporate seal which shall be in the form imprinted hereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE IX.

                                  FISCAL YEAR.

         The fiscal year of the Corporation shall begin on the first day of January of each year.


                                   ARTICLE X.

                                    NOTICES.

         Notices to stockholders and Directors shall be given in the manner and form hereinbefore provided, and (a) if given by mail shall be deemed to be given at the time deposited in the United States mail, enclosed in a sealed envelope properly addressed and postage prepaid, and (b) if given by telegraph, cable or wireless shall be deemed to be given at the time delivered to a representative of a telegraph, cable or wireless company, as the case may be, properly addressed, with instructions that it be transmitted.

         Whenever any notice is required to be given under the provisions of the statute, the Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                  ARTICLE XI.

                      CHECKS, DRAFTS, BANK ACCOUNTS, ETC.


                    Section 1.-- Checks, Drafts, Etc.; Loans.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors.

                            Section 2. -- Deposits.

         All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any other officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation. Amended 7/17/91, effective 7/17/91.

                                  ARTICLE XII.

                                  Amendments.

         These By-Laws may be altered or repealed and new By-Laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the whole Board of Directors, subject to the right of the stockholders of the Corporation to amend or repeal By-Laws made or amended by the Board of Directors by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the Corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.